EXHIBIT 4.9
EXECUTION COPY

INSTRUMENT OF RESIGNATION OF TRUSTEE, APPOINTMENT AND
ACCEPTANCE OF SUCCESSOR TRUSTEE

     INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE OF SUCCESSOR TRUSTEE (“Instrument”), dated as of September 29, 2004, among HANOVER EQUIPMENT TRUST 2001B, a Delaware business trust (the “Issuer”), the Hanover Guarantors, WILMINGTON TRUST FSB, a federal savings bank duly organized and existing under the laws of the United States (the “Resigning Trustee”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking corporation (the “Successor Trustee”). Capitalized terms not defined herein shall have the meaning given to such terms in the Indenture dated as of August 30, 2001, among the Issuer, the Hanover Guarantors and the Resigning Trustee (the “Indenture”).

RECITALS

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) the Issuer’s 8.75% Senior Secured Notes due 2011 outstanding on the date hereof (the “Initial Securities”) and (ii) if and when issued in exchange for the Initial Securities as provided in the Exchange and Registration Rights Agreement or a similar agreement relating to the Initial Securities, the Issuer’s 8.75% Senior Secured Notes due 2011.

     The Resigning Trustee wishes to resign as Trustee, Collateral Agent, Registrar and Paying Agent under the Indenture; the Issuer wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Collateral Agent, Registrar and Paying Agent under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Collateral Agent, Registrar and Paying Agent under the Indenture.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Issuer, the Resigning Trustee and the Successor Trustee agree as follows:

ARTICLE ONE

THE RESIGNING TRUSTEE

     Section 1.01. Pursuant to Section 7.8 of the Indenture, the Resigning Trustee hereby notifies the Issuer that the Resigning Trustee is hereby resigning as Trustee, Collateral Agent, Registrar and Paying Agent under the Indenture.

     Section 1.02. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

          (i) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the holders of the Notes (as hereinafter defined).

          (ii) There is no action, suit or proceeding pending or, to the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

          (iii) To the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, the Resigning Trustee has lawfully discharged its duties as Trustee under the Indenture.

          (iv) The Resigning Trustee certifies that $250 million in aggregate principal amount of the Issuer’s 8.75% Senior Secured Notes due 2011 are outstanding (the “Notes”) and all interest due on the Notes has been paid to the holders of the Notes through September 1, 2004.

          (v) The Resigning Trustee certifies that the amounts set forth in Schedule A with respect to each Issuer trust account accurately set forth the amount contained in such account as of the date hereof.

          (vi) To the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, no default or Event of Default currently exists or, that but for the passage of time or the giving of notice, would exist under the Indenture.

          (vii) To the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, the Indenture has not been amended or modified and is in full force and effect.

          (viii) This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee.

     Section 1.03. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture, all the rights, powers and trusts of the Trustee under the Indenture and all property and money held by such Resigning Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

     Section 1.04. The Resigning Trustee hereby resigns as Trustee, Collateral Agent, Registrar and Paying Agent under the Indenture.

ARTICLE TWO

THE ISSUER

     Section 2.01. The Issuer hereby certifies that the Issuer is, and the officer of the Issuer who has executed this Instrument is, duly authorized to: (a) accept the Resigning Trustee’s resignation as Trustee under the Indenture; (b) appoint the Successor Trustee as Trustee under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Indenture.

     Section 2.02. The Issuer hereby appoints the Successor Trustee as Trustee under the Indenture and confirms to the Successor Trustee all the rights, powers and trusts of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture. The Issuer shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

     Section 2.03. The Issuer hereby represents and warrants to the Successor Trustee that:

          (i) The Issuer has no knowledge of the occurrence of any Event of Default under the Indenture.

          (ii) No covenant or condition contained in the Indenture has been waived by the holders of the Notes.

          (iii) The Indenture has not been amended or modified, and is in full force and effect.

          (iv) The Notes are validly issued and outstanding securities of the Issuer.

          (v) The Issuer is a Delaware business trust.

          (vi) There is no action, suit or proceeding pending or, to the best of the Issuer’s knowledge, threatened against the Issuer before any court or any governmental authority arising out of any action or omission by the Issuer under the Indenture.

          (vii) This Instrument has been duly authorized, executed and delivered on behalf of the Issuer.

          (viii) All conditions precedent relating to the appointment of the Successor Trustee as successor Trustee under the Indenture have been complied with by the Issuer.

     Section 2.04. The Issuer hereby appoints the Successor Trustee as Collateral Agent, Registrar and Paying Agent under the Indenture.

ARTICLE THREE

THE SUCCESSOR TRUSTEE

     Section 3.01. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Issuer that the Successor Trustee is qualified and eligible under the provisions of Section 7.10 of the Indenture to act as Trustee under the Indenture. Successor Trustee is a national banking association duly organized and validly existing under the laws of the United States and is subject to the supervision of the Comptroller of the Currency of the United States as provided in the National Banking Act. Annexed hereto as Exhibit A are true and correct copies of the certificates evidencing the authority of the Successor Trustee to exercise trust powers. The authorization evidenced by such certificates is in full force and effect on the date hereof.

     Section 3.02. The Successor Trustee hereby accepts its appointment as Trustee under the Indenture and shall hereby be vested with all the rights, powers and trusts of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture.

     Section 3.03. The Successor Trustee hereby accepts its appointment as Collateral Agent, Registrar and Paying Agent under the Indenture.

     Section 3.04. Promptly after the execution and delivery of this Instrument, the Successor Trustee, on behalf of the Issuer, shall cause a notice, a form of which is annexed hereto marked Exhibit B, to be sent to each registered owner of the Notes.

ARTICLE FOUR

MISCELLANEOUS

     Section 4.01. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first above written, upon the execution and delivery hereof by each of the parties hereto.

     Section 4.02. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Issuer shall remain obligated under Section 7.7 of the Indenture and Section 13 of the Participation Agreement to reimburse or cause to be reimbursed and indemnify the Resigning Trustee in connection with its prior trusteeship under the Indenture; provided, however, that the Resigning Trustee shall assume responsibility for its own costs incurred in connection with its resignation.

     Section 4.03. This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

     Section 4.04. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance of Successor Trustee to be duly executed as of the day and year first above written.

HANOVER EQUIPMENT TRUST 2001B

By:	WILMINGTON TRUST COMPANY, not
individually but solely as trustee of the Issuer

	By:	/s/ David A. Vanaskey, Jr.
	Name:	David A. Vanaskey, Jr.
	Title:	Vice President

WILMINGTON TRUST FSB, as Resigning Trustee

By:		/s/ John M. Beeson, Jr.
	Name:	John M. Beeson, Jr.
	Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Successor Trustee

By:		/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

HANOVER GUARANTORS

HANOVER COMPRESSOR COMPANY

By:		/s/ John E. Jackson
	Name:	John E. Jackson
	Title:	Senior Vice President and Chief Financial Officer

HANOVER COMPRESSION LIMITED PARTNERSHIP

By:		/s/ John E. Jackson
	Name:	John E. Jackson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT A

Trust Certificates (Attached)

COMPLIANCE CERTIFICATE

To:	U.S. Bank Trust National Association
300 Delaware Avenue
Suite 812
Wilmington, DE 19801

     Wilmington Trust Company, not in its individual capacity but solely as trustee of the Hanover Equipment Trust 2001B (“Trustee”), pursuant to Section 3.25 of the Indenture, dated as of August 30, 2001, providing for the issuance of an aggregate principal amount of 8.75% Senior Secured Notes due 2011 (the “Indenture”) among Hanover Equipment Trust 2001B (“Issuer”), the Hanover Guarantors and U.S. Bank Trust National Association, as successor trustee and collateral agent, do hereby certify as follows:

1.	In the course of the performance of the Trustee’s duties as Trustee of the Issuer, the Trustee would normally have knowledge of any Default or Event of Default which would have occurred under the terms of the Indenture.

2.	To the best of the Trustee’s knowledge, no Default of Event of Default has occurred and is continuing under the terms of the Indenture.

3.	To the best of the Trustee’s knowledge, the Issuer is in compliance with all applicable conditions and covenants under the terms of the Indenture.

4.	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

     As of December 31, 2001

HANOVER EQUIPMENT TRUST 2001B

By:	WILMINGTON TRUST COMPANY, not
individually but solely as trustee of the
Hanover Equipment Trust 2001B

By:	/s/ David A. Vanaskey, Jr.
David A. Vanaskey, Jr.
Vice President

Date:	September 29, 2004

COMPLIANCE CERTIFICATE

To:	U.S. Bank Trust National Association
300 Delaware Avenue
Suite 812
Wilmington, DE 19801

     Wilmington Trust Company, not in its individual capacity but solely as trustee of the Hanover Equipment Trust 2001B (“Trustee”), pursuant to Section 3.25 of the Indenture, dated as of August 30, 2001, providing for the issuance of an aggregate principal amount of 8.75% Senior Secured Notes due 2011 (the “Indenture”) among Hanover Equipment Trust 2001B (“Issuer”), the Hanover Guarantors and U.S. Bank Trust National Association, as successor trustee and collateral agent, do hereby certify as follows:

1.	In the course of the performance of the Trustee’s duties as Trustee of the Issuer, the Trustee would normally have knowledge of any Default or Event of Default which would have occurred under the terms of the Indenture.

2.	To the best of the Trustee’s knowledge, no Default of Event of Default has occurred and is continuing under the terms of the Indenture.

3.	To the best of the Trustee’s knowledge, the Issuer is in compliance with all applicable conditions and covenants under the terms of the Indenture.

4.	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

     As of December 31, 2002

HANOVER EQUIPMENT TRUST 2001B

By:	WILMINGTON TRUST COMPANY, not
individually but solely as trustee of the
Hanover Equipment Trust 2001B

By:	/s/ David A. Vanaskey, Jr.
David A. Vanaskey, Jr.
Vice President

Date:	September 29, 2004

COMPLIANCE CERTIFICATE

To:	U.S. Bank Trust National Association
300 Delaware Avenue
Suite 812
Wilmington, DE 19801

     Wilmington Trust Company, not in its individual capacity but solely as trustee of the Hanover Equipment Trust 2001B (“Trustee”), pursuant to Section 3.25 of the Indenture, dated as of August 30, 2001, providing for the issuance of an aggregate principal amount of 8.75% Senior Secured Notes due 2011 (the “Indenture”) among Hanover Equipment Trust 2001B (“Issuer”), the Hanover Guarantors and U.S. Bank Trust National Association, as successor trustee and collateral agent, do hereby certify as follows:

1.	In the course of the performance of the Trustee’s duties as Trustee of the Issuer, the Trustee would normally have knowledge of any Default or Event of Default which would have occurred under the terms of the Indenture.

2.	To the best of the Trustee’s knowledge, no Default of Event of Default has occurred and is continuing under the terms of the Indenture.

3.	To the best of the Trustee’s knowledge, the Issuer is in compliance with all applicable conditions and covenants under the terms of the Indenture.

4.	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

     As of December 31, 2003

HANOVER EQUIPMENT TRUST 2001B

By:	WILMINGTON TRUST COMPANY, not individually but solely as trustee of the Hanover Equipment Trust 2001B

By:	/s/ David A. Vanaskey, Jr. David A. Vanaskey, Jr. Vice President

Date:	September 29, 2004

EXHIBIT B

     Notice to Registered Owners of Hanover Equipment Trust 2001B’s 8.75% Senior Secured Notes due 2011 (the “Notes”):

     We hereby notify you of the resignation of Wilmington Trust FSB as Trustee under the Indenture, dated as of August 30, 2001 (the “Indenture”), pursuant to which your Notes were issued and are outstanding.

     U.S. Bank Trust National Association, whose Delaware trust office is located at 300 Delaware Avenue, Suite 812, Wilmington, DE 19801, has been appointed as successor Trustee under the Indenture, which appointment has been accepted and has become effective as of September 29, 2004.

HANOVER EQUIPMENT TRUST 2001B

By: U.S. BANK TRUST NATIONAL
ASSOCIATION, not individually but
solely as trustee of the Hanover
Equipment Trust 2001B

By:

Name:
Title:

Date: September 29, 2004

Schedule A

Hanover Equipment Trust 2001B Trust Accounts

Account No. 56011-0 (as of September 29, 2004)	$0